UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2011

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders.	3

Signatures		4

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 4, 2011, the Company held its Annual Meeting of Stockholders. The two directors whose terms expired at the meeting, Yoram Bronicki and Roger W. Gale, were re-elected by vote of the stockholders at such meeting for new terms of three years each.  The stockholders voted to approve on an advisory basis the compensation of the Company’s named executive officers.  The stockholders voted to recommend on an advisory basis that the frequency of the stockholder vote on executive compensation be once every three years.  In addition, the stockholders voted to ratify the appointment of PricewaterhouseCoopers LLP to act as the Company’s independent auditor for the fiscal year ending December 31, 2011.

The results of the votes were as follows:

Proposal	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Election of Director Yoram Bronicki	35,658,760	725,818	--	4,189,851
Election of Director Roger W. Gale	35,798,736	585,842	--

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval, on an advisory basis, of the compensation of the Company’s named executive officers	35,402,897	778,598	203,082	4,189,852

Proposal	Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
Recommendation, on an advisory basis, of the frequency of the stockholder vote on executive compensation	6,866,351	36,839	28,919,550	562,285	4,189,854

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of PricewaterhouseCoopers LLP	40,400,992	156,143	17,294	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  May 5, 2011